                                                                    EXHIBIT 3.10


                       The Commonwealth of Massachusetts
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, Secretary
                   ONE ASHBURTON PLACE, BOSTON, MASS.  02108
                            ARTICLES OF ORGANIZATION
                             (Under G.L. Ch. 156B)
                                 Incorporators



     NAME                                       POST OFFICE ADDRESS
     ----

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

     Richard G. Asoian                          12 Essex Street
                                                Andover, MA  01810



     The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):



     1.  The name by which the corporation shall be known is:

         TELECONVERSANT, LTD.


     2.  The purpose for which the corporation is formed is as follows:


         See Continuation Sheet 2A attached hereto.




Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of a least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

     3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:



--------------------------------------------------------------------------------
                        WITHOUT PAR VALUE              WITH PAR VALUE
    CLASS OF STOCK
--------------------------------------------------------------------------------
                        NUMBER OF SHARES    NUMBER OF SHARES    PAR   AMOUNT
                                                               VALUE
--------------------------------------------------------------------------------
        Preferred                                                     $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        Common               15,000
--------------------------------------------------------------------------------



     *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:



          N/A



     *5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:



          See Continuation 5A attached hereto.



     *6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:



          See Continuation sheet 6A and 6B attached hereto.






*  If there are no provisions state "None".

                             Continuation Sheet 2A


                                 Purpose Clause
                                 --------------




     To provide interactive telephone services for private individuals, businesses, organizations of every type and description, on various telephone lines, dealing with varied subjects. To provide communication service and information to businesses, individuals, industries, commercial institutions, both domestically and internationally.


     To acquire, hold, dispose of, buy, sell, underwrite, handle on commission and otherwise deal in stock, shares, bonds, notes and obligations of persons and all forms of public and municipal securities of this or any other country, or any right or interest therein, and while owner thereof, to exercise all rights, powers and privileges of ownership in the same manner and to the same extent that an individual might.

     To acquire, hold, use, dispose of buildings, plants, factories, mills, machinery, works and all other real and personal property, tangible or intangible, of whatever kind and wherever situated, or any right or interest therein for the purposes of the foregoing businesses; to acquire, hold, use or dispose of patent rights and privileges, inventions, formulae, trademarks and names, secret processes or any right or interest therein; to acquire, hold, use or dispose of as a going business or otherwise, all or any part of the assets of any corporation, joint-stock company, trust association, firm or person, and in such cases to assume all or any part of its or his liabilities.

     To engage in, transact, and carry on any or all of the above business or any other business or activity necessary or convenient for or incidental to any or all of the foregoing or which can advantageously be conducted in connection therewith, and to engage in, transact and carry on any business or activity necessary or convenient for or incidental to any or all of the foregoing or which can advantageously be conducted in connection therewith, and to engage in, transact and carry on any business or activity which a business corporation organized under the provisions of Chapter 156B of the General Laws of Massachusetts may lawfully engage in, transact or conduct.

                             CONTINUATION SHEET 6A

                     PROVISIONS AS TO INTERCOMPANY DEALINGS
                     --------------------------------------


     The Corporation may enter into contracts or transact business with one or more of its directors, officers, or stockholders or with any corporation, organization or other concern in which any one or more of its directors, officers or stockholders are directors, officers, shareholders or otherwise interested and other contracts or transactions in which any one or more of its directors, officers, or stockholders is in any way interested; and, in the absence of fraud, no such contract or transaction shall be invalidated or in any wise affected by the fact that such directors, officers or stockholders of the Corporation have or may have interests which are or might be adverse to the interest of the Corporation even though the vote or action of directors, officers or stockholders having such adverse interests may have been necessary to obligate the corporation upon such contract or transaction. At any meeting of the Board of Directors of the Corporation (or any duly authorized committee thereof) any such director may vote or act thereat with like force and effect as if he had no such interest, provided, in such case the nature of such interest (though not necessarily the extent or details thereof), shall be disclosed or shall have been known to the directors or a majority thereof. A general notice that a director or officer is interested in any corporation or other concern of any kind referred to shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as director or officer of the corporation by reason of any such adverse interests, unless the interest is detrimental to the Corporation. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction nor shall any such director, officer or stockholder be accountable for any gains or profits realized thereon.

     The Corporation may be a partner in any business enterprise which it would have the power to conduct by itself.

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.



8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)



9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization or of the corporation.


     a.  The post office address of the initial principal office of the
         -----------------------        ------------------------
         corporation of Massachusetts is:

         P.O. Box 1016, Marblehead, Massachusetts,  01945

     b.  The name, residence, and post office address of each of the initial
         directors and following officers   of the corporation are as follows:



              NAME                RESIDENCE             POST OFFICE ADDRESS
President:    Courtney P. Snyder  6 Lindsey Street      P.O. Box 1016
                                  Marblehead, MA 01945  Marblehead, MA 01945

Treasurer:    Courtney P. Snyder  6 Lindsey Street      P.O. Box 1016
                                  Marblehead, MA 01945  Marblehead, MA 01945

Clerk:        Richard G. Asoian   9 Bateson Street      P.O. Box 1016
                                  Andover, MA 01810     Marblehead, MA 01945

Directors:    Courtney P. Snyder  6 Lindsey Street      P.O. Box 1016
                                  Marblehead, MA 01945  Marblehead, MA 01945
              Cathy A. Snyder     6 Lindsey Street      P.O. Box 1016
                                  Marblehead, MA 01945  Marblehead, MA 01945
              Thomas Carroll      Washington Street     P.O. Box 1016
                                  Marblehead, MA 01945  Marblehead, MA 01945

     c. The date initially adopted on which the corporation's fiscal year ends is:

         December 31

     d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

         2nd Wednesday in February

     e. The name and business address of the resident agent, if any, of the corporation is:


                 /S/ RICHARD G. ASOIAN
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S)
sign(s) these Articles of Organization the    25    day of March, 1987.
                                           --------

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.